UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 13, 2021
CANTALOUPE, INC.
(Exact name of registrant as specified in its charter)
Pennsylvania	001-33365	23-2679963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: 610-989-0340
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CTLP	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 13, 2021, Cantaloupe, Inc. (the “Company”) held the Company’s 2021 annual meeting of shareholders (the “Annual Meeting”). The final voting results for each of the proposals submitted to a vote of the shareholders at the Annual Meeting are set forth below.
1. Election of Directors
Each nominee for director was elected, and the voting results were as follows:

Nominee	Votes for	Votes against	Abstentions	Broker Non-Votes
Lisa P. Baird	41,472,548	968,298	19,055	10,503,226
Douglas G. Bergeron	41,505,302	938,597	16,002	10,503,226
Douglas L. Braunstein	41,536,508	909,493	13,900	10,503,226
Sean Feeney	41,549,440	889,179	21,282	10,503,226
Jacob Lamm	41,460,954	985,172	13,775	10,503,226
Michael K. Passilla	41,531,521	907,316	21,064	10,503,226
Ellen Richey	41,547,100	893,716	19,085	10,503,226
Anne M. Smalling	41,454,718	988,399	16,784	10,503,226
Shannon S. Warren	41,531,058	911,278	17,565	10,503,226

2. Ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for fiscal year ending June 30, 2021.
The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2021 was approved, and the voting results were as follows:

Votes for	52,857,854
Votes against	88,459
Abstentions	16,814
3. Advisory Vote on named executive officer compensation.
The Company’s shareholders approved, on an advisory basis, the Company’s named executive officer compensation as disclosed in the Company’s proxy statement for the Annual Meeting, and the voting results were as follows:

Votes for	41,046,596
Votes against	1,286,380
Abstentions	126,925
Broker Non-Votes	10,503,226

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CANTALOUPE, INC.

	By:	/s/ Davina Furnish
Davina Furnish
General Counsel and Secretary
Dated: May 13, 2021